Exhibit 99.1

BancTrust Financial Group, Inc. Reports Growth in Net Income for Third Quarter

MOBILE, Ala.--(BUSINESS WIRE)--October 29, 2010--BancTrust Financial Group, Inc. (NASDAQ: BTFG) today reported its financial results for the third quarter and nine months ended September 30, 2010. Net income, before the preferred dividend, rose to $807,000 in the third quarter of 2010 compared with $786,000 for the same period in 2009. Net income available to common shareholders was $43,000 for the third quarter of 2010 compared with net income of $30,000 for the third quarter of 2009. For the first nine months of 2010, BancTrust reported net income available to common shareholders of $635,000, or $0.04 per diluted share, compared with a net loss of $124.7 million, or $7.08 per diluted share, in the first nine months of 2009. The 2009 results included a write-off of goodwill totaling $97.4 million, or $5.53 loss per diluted share.

“Our third quarter profit was the fifth consecutive quarterly improvement in net income compared with the prior year’s quarter,” stated W. Bibb Lamar, Jr., President and Chief Executive Officer of BancTrust. “Our improved results were due in part to growth in net interest revenue, higher net interest margin and lower non-interest expenses compared with the prior year.

“Our earnings remain below historical levels due to the continued softness in the economy and the associated costs arising from non-performing assets,” continued Mr. Lamar. “We have experienced a modest decrease in non-performing loans since the third quarter of last year and remain focused on improving loan quality and reducing the level of non-performing assets. We believe our success with these strategies will be key drivers in improving our future profitability.”

Third Quarter Results

Net interest revenue increased to $15.2 million in the third quarter of 2010 compared with $13.6 million in the third quarter of 2009. The increase was largely due to a 29 basis point improvement in the net interest margin to 3.21% compared with 2.92% in the third quarter of 2009. The net interest margin in the third quarter of 2010 was down 13 basis points from the second quarter of 2010. This decrease is primarily a result of the increase in liquidity, as overnight funds increased from an average of $93.5 million in the second quarter of 2010 to an average of $125.6 million in the third quarter of 2010, and of lower yields on investment securities which were purchased to replace sold or maturing investment securities.

Loans totaled $1.40 billion at September 30, 2010, a decrease from total loans of $1.42 billion at June 30, 2010. Total loans are down by 6.7% since September 30, 2009, because of the transfer of loans to other real estate, loan charge-offs and soft loan demand in certain markets.

We are pleased to report that deposits rose 7.0% to $1.86 billion at September 30, 2010, compared with $1.74 billion at September 30, 2009, despite the weak economy and the oil spill in the Gulf of Mexico. Our bank’s liquidity remained strong at September 30, 2010, as evidenced by over $173 million in overnight funds sold.

The provision for loan losses increased to $3.4 million in the third quarter of 2010 compared with $1.7 million in the third quarter of 2009, and was up slightly from $3.1 million in the second quarter of 2010. Net charge-offs for the third quarter of 2010 increased to $4.9 million compared with net charge-offs of $2.8 million in the third quarter of 2009. The allowance for loan losses was 3.40% of total loans at September 30, 2010, compared with 3.44% in the second quarter of 2010, and 3.20% in the third quarter of 2009. Loans that were 30 days or more past due and accruing interest declined to 1.2% of total loans compared with 1.4% at September 30, 2009. Non-performing loans declined to $104.1 million at September 30, 2010, from $119.7 million at September 30, 2009. Renegotiated loans, all of which are accruing interest, accounted for $685,000 of non-performing loans.

Total non-interest revenue declined 17.3% to $4.7 million in the third quarter of 2010 compared with $5.7 million in the third quarter of 2009. The decrease was due to lower service charges, securities gains and other income, offset slightly by higher trust revenue in 2010 compared with the third quarter of 2009.

We reduced non-interest expense to $15.4 million in the third quarter of 2010 compared with $16.7 million in the third quarter of 2009. BancTrust reported lower salary and net occupancy expenses in the third quarter of 2010 compared with the same quarter of the prior year. In the third quarter of 2010, losses on other real estate declined by $226,000 and other real estate (OREO) carrying costs declined by $223,000. These reduced expenses were partially offset by a $292,000 increase in FDIC insurance assessments compared with the third quarter of 2009.

“Our non-interest costs have declined since last year because of our programs to monitor costs, consolidate operations and leverage our technology infrastructure,” noted Mr. Lamar. “We expect these programs to contribute to future earnings growth as the economy improves and we expand our operations to meet increased demand.”

BancTrust’s pre-tax income increased to $1.2 million in the third quarter of 2010 compared with $865,000 in the third quarter of 2009. Net income available to common shareholders was $43,000 for the third quarter of 2010 compared with $30,000 in the third quarter of 2009.

Nine Months Results

Net income available to common shareholders for the first nine months of 2010 was $635,000 compared with a net loss of $124.7 million for the first nine months of 2009. Net income available to common shareholders per diluted share was $0.04 for the first nine months of 2010 compared with a net loss per share to common shareholders of $7.08 for the same period in 2009. The 2009 results include a $97.4 million non-cash charge related to the write-off of goodwill as required by accounting standards. The goodwill charge was equal to $5.53 loss per diluted share for the first nine months of 2009.

Net interest income was $45.4 million in the first nine months of 2010 compared with $38.7 million in the first nine months of 2009. The increase in interest income benefited from a 52 basis point increase in the net interest margin compared with the first nine months of 2009. Net interest margin rose to 3.32% for the first nine months of 2010 compared with 2.80% for the same period in 2009.

The provision for loan losses declined 73.3% to $9.3 million in the 2010 period compared with $34.9 million in the 2009 period. At September 30, 2010, non-performing assets totaled $185.6 million compared with $169.6 million at September 30, 2009.

Non-interest income declined 14.3% to $15.1 million in the first nine months of 2010 compared with $17.6 million in the first nine months of 2009 due to lower service charge income on deposit accounts and a decrease in securities gains in the 2010 period compared with the same period in 2009.

Non-interest expense declined to $46.9 million in the first nine months of 2010 compared with $159.3 million in the first nine months of 2009. The decline was due to reduced costs in every major expense category. Non-interest expenses for 2009 included $97.4 million associated with a goodwill impairment charge.

BancTrust was classified as well-capitalized at the end of the third quarter of 2010. Total risk-based capital was 13.88% for the holding company and 15.08% for the bank, compared with a regulatory requirement of 10.0% for a well-capitalized institution and a minimum regulatory requirement of 8.0%. Tier 1 risk-based capital was 12.61% for the holding company and 13.81% for the bank, both measures significantly above the requirement of 6.0% for a well-capitalized institution and minimum regulatory requirement of 4.0%.

“BancTrust has not declared a dividend during 2010,” continued Mr. Lamar. “Although BancTrust has returned to profitability, we do not believe our recent results justify the payment of a cash dividend at this time. Our Board will continue to evaluate the payment of future cash dividends as our earnings increase and the economy strengthens.”

About BancTrust Financial Group, Inc.

BancTrust Financial Group, Inc. is a registered bank holding company headquartered in Mobile, Alabama. The Company provides an array of traditional financial services through 41 bank offices in the southern two-thirds of Alabama and 9 bank offices in northwest Florida. BancTrust’s common stock is listed on the NASDAQ Global Select Market under the symbol BTFG.

Additional information concerning BancTrust Financial Group can be accessed at www.banktrustonline.com by following the link to investor relations.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning and subject to the protection of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the use of words such as “expect,” “may,” “could,” “intend,” “project,” “hope,” “schedule,” “outlook,” “estimate,” “anticipate,” “should,” “will,” “plan,” “believe,” “continue,” “predict,” “contemplate” and similar expressions. Our ability to accurately project results or predict the future effects of our plans and strategies is inherently limited. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward looking statements. Our forward-looking statements are based on information presently available to management and are subject to various risks and uncertainties, in addition to the inherent uncertainty of predictions, including, without limitation, risks that competitive pressures among depository and other financial institutions may increase significantly; changes in the interest rate environment may reduce margins; general economic conditions may be less favorable than expected, resulting in, among other things, a further deterioration in credit quality and/or a reduction in demand for credit; legislative or regulatory changes, including changes in accounting standards and changes resulting from the recently enacted Emergency Economic Stabilization Act of 2008, American Recovery and Reinvestment Act of 2009, Dodd-Frank Wall Street Reform and Consumer Protection Act and programs enacted by the U.S. Treasury and BancTrust’s regulators to address capital and liquidity concerns in the financial system, may adversely affect the business in which BancTrust is engaged; BancTrust may be unable to obtain required shareholder or regulatory approval or financing for any proposed acquisition or other strategic or capital raising transactions; costs or difficulties related to the integration of BancTrust’s businesses may be greater than expected; deposit attrition, customer loss or revenue loss following acquisitions may be greater than expected; competitors may have greater financial resources and develop products that enable these competitors to compete more successfully than BancTrust can compete; the April 2010 oil spill in the Gulf of Mexico may adversely affect our customers, the value of real estate collateral in our coastal markets, and our business and results of operations; and the other risks described in BancTrust’s SEC reports and filings under “Cautionary Note Concerning Forward-Looking Statements” and “Risk Factors.” You should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. BancTrust has no obligation and does not undertake to publicly update, revise or correct any of its forward-looking statements after the date of this press release, or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise.

BANCTRUST FINANCIAL GROUP, INC.
(BTFG)
Financial Highlights (Unaudited)
(In thousands, except per share amounts)

	Quarter Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2010	2010	2010	2009	2009	2010	2009

EARNINGS:
Interest revenue	$21,111	$21,232	$20,820	$21,562	$21,399	$63,163	$64,376
Interest expense	5,885	5,920	5,928	6,440	7,817	17,733	25,635

Net interest revenue	15,226	15,312	14,892	15,122	13,582	45,430	38,741

Provision for loan losses	3,400	3,050	2,850	2,500	1,725	9,300	34,875

Trust revenue	952	961	952	829	866	2,865	2,718
Service charges on deposit accounts	1,776	1,829	1,921	2,245	2,379	5,526	6,962
Securities gains	281	460	837	527	667	1,578	2,970
Other income, charges and fees	1,721	1,807	1,614	1,690	1,807	5,142	4,979
Total non-interest revenue	4,730	5,057	5,324	5,291	5,719	15,111	17,629

Salaries, pensions and other employee benefits	6,879	6,914	7,357	7,323	6,915	21,150	21,720
Net occupancy, furniture and equipment expense	2,519	2,510	2,542	2,645	2,757	7,571	8,032
Intangible amortization	568	567	567	588	687	1,702	2,062
Goodwill impairment	0	0	0	0	0	0	97,367
Loss on other real estate, net	437	300	162	143	663	899	11,646
Loss (gain) on repossessed and other assets	16	455	(206)	99	59	265	283
FDIC insurance assessment	1,070	1,004	940	1,103	778	3,014	3,457
Other real estate carrying cost	462	363	694	670	685	1,519	2,719
Other non-interest expense	3,400	3,740	3,651	3,859	4,167	10,791	12,016
Total non-interest expense	15,351	15,853	15,707	16,430	16,711	46,911	159,302
Income (loss) before income taxes	1,205	1,466	1,659	1,483	865	4,330	(137,807)
Income tax expense (benefit)	398	497	534	370	79	1,429	(15,399)
Net income (loss)	807	969	1,125	1,113	786	2,901	(122,408)

Effective preferred stock dividend	764	763	739	764	756	2,266	2,262

Net income (loss) to common shareholders	$43	$206	$386	$349	$30	$635	($124,670)

Earnings (loss) per common share:
Total
Basic	$0.00	$0.01	$0.02	$0.02	$0.00	$0.04	($7.08)
Diluted	0.00	0.01	0.02	0.02	0.00	$0.04	($7.08)

Cash dividends declared per common share	$0.00	$0.00	$0.00	$0.00	$0.00	$0.000	$0.035

Book value per common share	$6.80	$6.75	$6.64	$6.59	$6.61	$6.80	$6.61

Common shares outstanding	17,640	17,639	17,639	17,634	17,634	17,640	17,634
Basic average common shares outstanding	17,640	17,639	17,638	17,634	17,634	17,639	17,612
Diluted average common shares outstanding	17,728	17,721	17,734	17,765	17,634	17,719	17,612

STATEMENT OF CONDITION:	09/30/2010	06/30/2010	03/31/2010	12/31/09	09/30/09	09/30/2010	09/30/09
Cash and cash equivalents	$210,468	$126,633	$139,095	$59,676	$94,724	$210,468	$94,724
Securities available for sale	372,972	340,466	284,625	261,834	304,461	372,972	304,461
Loans and loans held for sale	1,395,821	1,421,604	1,449,142	1,468,588	1,496,258	1,395,821	1,496,258
Allowance for loan losses	(47,426)	(48,903)	(47,792)	(45,905)	(47,903)	(47,426)	(47,903)
Goodwill	0	0	0	0	0	0	0
Other intangible assets	5,126	5,693	6,260	6,827	7,415	5,126	7,415
Other real estate owned	81,446	72,124	57,915	52,185	49,860	81,446	49,860
Other assets	138,578	140,669	140,850	143,514	131,254	138,578	131,254
Total assets	$2,156,985	$2,058,286	$2,030,095	$1,946,719	$2,036,069	$2,156,985	$2,036,069

Deposits	$1,859,396	$1,762,134	$1,735,957	$1,653,435	$1,738,430	$1,859,396	$1,738,430
Short term borrowings	20,000	20,000	20,000	20,000	20,000	20,000	20,000
FHLB borrowings and long term debt	92,859	92,920	92,992	93,037	93,087	92,859	93,087
Other liabilities	16,701	16,319	16,299	16,449	20,510	16,701	20,510
Preferred stock	47,999	47,859	47,722	47,587	47,454	47,999	47,454
Common shareholders' equity	120,030	119,054	117,125	116,211	116,588	120,030	116,588
Total liabilities and shareholders' equity	$2,156,985	$2,058,286	$2,030,095	$1,946,719	$2,036,069	$2,156,985	$2,036,069

	Quarter Ended					Nine Months Ended
	09/30/10	06/30/10	03/31/10	12/31/09	09/30/09	09/30/10	09/30/09
AVERAGE BALANCES:
Total assets	$2,090,559	$2,041,743	$1,977,474	$1,984,163	$2,049,546	$2,037,006	$2,117,134
Earning assets	1,881,627	1,842,554	1,781,555	1,809,428	1,865,263	1,835,613	1,867,669
Loans	1,408,494	1,432,183	1,461,165	1,481,905	1,491,762	1,433,755	1,516,612
Deposits	1,792,242	1,746,412	1,682,915	1,686,494	1,752,623	1,740,924	1,738,979
Common shareholders' equity	120,498	118,079	117,353	117,313	116,001	118,655	196,379

PERFORMANCE RATIOS:

Return on average assets	0.15%	0.19%	0.23%	0.22%	0.15%	0.19%	-7.73%
Return on average common shareholders' equity	0.14%	0.70%	1.33%	1.18%	0.10%	0.72%	-84.88%
Net interest margin (tax equivalent)	3.21%	3.34%	3.40%	3.32%	2.92%	3.32%	2.80%

ASSET QUALITY:

Ratio of non-performing assets to total assets	8.60%	9.04%	9.04%	9.13%	8.33%	8.60%	8.33%
Ratio of allowance for loan losses to total loans, net of unearned income	3.40%	3.44%	3.30%	3.13%	3.20%	3.40%	3.20%
Net loans charged-off to average loans (annualized)	1.37%	0.54%	0.27%	1.20%	0.75%	0.73%	1.56%
Ratio of ending allowance to total non-performing loans	45.56%	42.91%	38.07%	36.59%	40.02%	45.56%	40.02%

CAPITAL RATIOS:

Average common shareholders' equity to average total assets	5.76%	5.78%	5.93%	5.91%	5.66%	5.82%	9.28%
Dividend payout ratio	N/A	N/A	N/A	N/A	N/A	N/A	N/A

CONTACT:
BancTrust Financial Group, Inc.
F. Michael Johnson, Chief Financial Officer, 251-431-7813